Exhibit 10.1

May 3, 2023

3i, LP (“3i”)

140 Broadway FL 38

New York, NY 10005

Alpha Capital Anstalt (“Alpha”)

Lettstrasse 32

9490 Vaduz

Principality of Liechtenstein

Ozark Capital, LLC (“Ozark”)

6490 NW Valley Drive

Parkville, MO 64152

Stanton E. Ross (“Mr. Ross”)

c/o American Noble Gas, Inc.

15612 College Blvd.

Lenexa, KS 66219

Thomas J. Heckman (“Mr. Heckman”)

c/o American Noble Gas, Inc.

15612 College Blvd.

Lenexa, KS 66219

Re:	Letter of Understanding –
Future Funding and Operation of American Noble Gas, Inc (the “Company”)

Dear Sirs:

Reference is made to the various discussions and written correspondence by and among the parties hereto. The purpose of this Letter of Understanding (this “Letter”) is to memorialize those discussions into a plan of agreement for the parties hereto.

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As of the date of this letter (the “Effective Date”), the parties agree as follows:

(a)	Each of 3i, Alpha and Ozark will contribute $250,000 ($750,000 collectively, or the “Contribution”) in consideration of the issuance by the Company of shares of its convertible preferred stock, par value $0.0001 per share (the “Convertible Preferred Stock”), pursuant to the terms of transaction documents substantially in the form attached hereto as Exhibit A, which shall include a securities purchase agreement, a certificate of designation of the new convertible preferred, a registration rights agreement (or provisions within the securities purchase agreement), a transfer agent letter and a detachable warrant to purchase shares of the Company’s common stock, par value $0.0001 per share (collectively, the “Contribution Documents”). The terms of the Convertible Preferred Stock will include: (i) an 8% cumulative dividend; (ii) a conversion rate of $0.05 per share, and (iii) 100% warrant coverage at a strike price $0.05 per share per warrant. All other provisions shall be consistent with, if not identical to, the Company’s currently issued and outstanding Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and will be pari passu with such shares of Series A Preferred Stock. The detachable warrant to be issued by the Company shall not contain “fundamental transaction” language that would require derivative liability accounting and the parties agree to take all necessary action to ensure that the issuance of securities pursuant to the terms of this Letter shall not require any derivative liability accounting on behalf of the Company.

(b)	The Company shall use the proceeds from the Contribution provided pursuant to this Letter to (i) complete the Company’s audit for the year ended December 31, 2022; (ii) file the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, each with the U.S. Securities and Exchange Commission (the “SEC”); (iii) facilitate the Company’s increased participation in the Hugoton JV; and (iv) commence drilling and development of natural gas, natural gas liquids and helium in Nebraska and in and around the Hugoton Gas Field.

(c)	Simultaneously with the Contribution, (i) Mr. Ross shall resign as Chief Executive Officer and President of the Company and Mr. Dan Hutchins shall resign as Chief Financial Officer of the Company and (ii) Mr. Heckman shall immediately be appointed by the Company and its board of directors as Chief Executive Officer and Chief Financial Officer of the Company. The Company shall announce these corporate actions pursuant to a press release mutually agreed to by the parties, which shall also be filed in connection with a Current Report on Form 8-K filed by the Company with the SEC.

(d)	The parties hereto shall work together in good faith to engage an investment banking firm reasonably acceptable to all parties that will be responsible for assisting the parties to raise an additional $750,000 to $1,000,000 and facilitate an uplisting of the Company’s securities onto a national exchange by December 31, 2023.

(e)	The parties contemplate and understand that Paul Mendell may separately contribute to the Company approximately $360,000 of assets, descriptions of which are attached hereto as Exhibit B; provided, however, that none of the obligations or undertakings in paragraphs (a) through (d) above shall be conditioned upon Mr. Mendell’s participation. Furthermore, Mr. Mendell shall consult and advise the Company on its drilling programs in Nebraska and Western Kansas.

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The execution, delivery and effectiveness of this Letter shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, any previously issued or executed Transaction Document (as may be defined in prior financings of the Company) or (B) commit or otherwise obligate any of the undersigned to enter into or consider entering into any other amendment, waiver or modification of any Transaction Document.

All communications and notices hereunder shall be given as provided in the transaction documents attached hereto as Exhibit A. This Letter (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under this Letter (and any attempt to assign this Letter without such writing and approval by all parties hereto shall be null and void, except in the case of any additional investors identified by Mr. Heckman, and approved by the other parties, to co-contribute with the undersigned), and (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters. The fact that any term or provision of this Letter is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

The parties’ obligations with respect to this Letter is expressly conditioned on the following conditions:

(a)	The Company shall file before 8:30 AM New York time on May 9, 2023, a Current Report on Form 8-K with the SEC disclosing the material terms of this Letter contemplated hereby, including this Letter as an exhibit thereto, as well as the corporate actions referenced above; and

(b)	The Company’s board of directors shall have duly approved, adopted and ratified this Letter and all undertakings related thereto in all respects, shall have authorized an officer of the Company to execute this Letter on its behalf, and shall provide written evidence of the same to the undersigned by May 9, 2023, or shall alternatively provide the parties with a written confirmation of why such approval and authorization shall not be required.

[Balance of page intentionally left blank; signatures follow on next page]

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Kindly confirm your agreement with the above as of the Effective Date by signing in the space indicated below and by sending a partially executed copy of this Letter to the undersigned, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

American Noble Gas, Inc

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer, President & Chairman

AGREED AND ACCEPTED:

3i, LP

By:	/s/ Maier Tarlow
Name:	Maier Tarlow
Title:	Manager On Behalf Of The GP

Alpha Capital Anstalt

By:	/s/ Nicola Temmerstein
Name:	Nicola Temmerstein
Title:	CEO

Stanton E. Ross, individually

/s/ Stanton E. Ross

Thomas J. Heckman, individually

/s/ Thomas J. Heckman

AGREED AND ACCEPTED:

Ozark Capital, LLC

By:	/s/ Thomas J. Heckman
Name:	Thomas J. Heckman
Title:	Managing Member

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EXHIBIT A

Contribution Documents

[See attached]

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EXHIBIT B

Paul Mendell Contribution

One (1) Pressure-Swing Adsorption Plant (Skid mounted), for the purpose of recovering argon and helium from gas streams. Estimated original cost (2016), approximately $250,000. Acquired in exchange for certain obligations. Estimated cost basis for assuming those obligations by Mr. Mendell to be approximately $75,000.

One (1) completed Pilot Test Well, Scottsbluff County, Nebraska, and associated leasehold. Working Interest of 75%. Pilot established shale section that contains biogenic methane. Approximate cost basis: $280,000.

Total Contributions and Approximate Value: $355,000

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